                                  EXHIBIT 2.01

      Agreement and Plan of Reorganization dated as of November 9, 1996 by and among Registrant, Deming Software, Inc. and the Deming
                                 Shareholders.

        Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Such nonpublic information has been filed with the Securities and Exchange Commission.


                      AGREEMENT AND PLAN OF REORGANIZATION


               This Agreement and Plan of Reorganization (the "Agreement") is entered into as of this 9th day of November 1996, by and between Worldtalk Communications Corporation, a Delaware corporation doing business as Worldtalk Corporation ("Worldtalk"), and Deming Software, Inc., a Washington corporation ("Deming"), and the holders of all outstanding shares of Deming capital stock (the "Deming Shareholders").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions of this Agreement, a new Washington corporation that will be organized as a wholly owned subsidiary of Worldtalk ("Newco") will merge with and into Deming in a reverse triangular merger (the "Merger"), with Deming to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and an Agreement and Plan of Merger substantially in the form of Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of Washington. Upon the effectiveness of the Merger, all the outstanding capital stock of Deming, consisting only of Deming Common Stock, $0.0001 par value (the "Deming Stock"), will be converted into capital stock of Worldtalk (the "Worldtalk Stock"), as provided in this Agreement and the Agreement of Merger.

         B. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

       NOW, THEREFORE, the parties hereto hereby agree as follows:

       1.      PLAN OF REORGANIZATION.

               1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Newco will be merged with and into Deming pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of the laws of the State of Washington as follows:

                        1.1.1 Conversion of Shares. Holders of shares of Deming Stock issued and outstanding immediately prior to the filing of the Agreement of Merger with the Secretary of State of Washington (the "Effective Time") will receive in exchange for all of their shares of Deming Stock, by virtue of the Merger, at the Effective Time and without further action on the part of any holder thereof:

                                (a)      an aggregate cash payment to all of
such shareholders of $225,000 (the "Cash Payment"), plus

                                (b)      a number of fully paid and
      nonassessable shares of Worldtalk Common Stock, $0.01 par value ("Worldtalk Common Stock"), that is determined by dividing the amount of the Cash Payment by the Average Price (defined below) of the Worldtalk Common Stock and then subtracting the quotient obtained from the number of Initial Shares (the "Stock Payment").

For purposes of this calculation, the "Average Price" will mean the average of the closing sale prices of Worldtalk's Common Stock reported in the Western Edition of The Wall Street Journal or, if not published therein, The San Jose Mercury News, on the basis of information provided by the Nasdaq National Market for each of the ten (10) trading days immediately preceding the day prior to the date upon which the Closing described in Section 6.1 is held (the "Closing Date"). The number of "Initial Shares" shall be (a) 565,000 if the Average Price is greater than or equal to $9.00 but less than or equal to $15.00, (b) 452,000 if the Average Price is greater than $15.00 and (c) 753,333 if the Average Price is less than $9.00.

                        1.1.2 Payment to each Deming Shareholder. Each Deming Shareholder has elected to receive a proportion of the Cash Payment. Accordingly, each Deming Shareholder will be entitled to receive (a) a cash payment equal to the amount set forth in the last column of the table below, titled "Cash Payment to be Received," plus (b) the number of shares of Worldtalk Common Stock that is determined by dividing the amount of such person's cash payment by the Average Price of the Worldtalk Common Stock and then subtracting the quotient obtained from the applicable number of Initial Shares obtained for such person from the table below.

                             INITIAL SHARES         INITIAL SHARES         INITIAL SHARES
                            IF AP IS BETWEEN          IF AP IS              IF AP IS LESS
                            $15.00 AND $9.00         GREATER THAN          THAN $9.00 PER       CASH PAYMENT
  NAME OF SHAREHOLDER           PER SHARE          $15.00 PER SHARE            SHARE           TO BE RECEIVED
  -------------------       ----------------       ----------------        --------------      --------------
Ronald J. Craswell              114,142                 91,313                 152,189               $ 96,000
Robert D. Dickinson             222,574                178,061                 296,766                      0
David S. Pratt, Jr.             114,142                 91,313                 152,189                 64,500
Blake C. Ramsdell               114,142                 91,313                 152,189                 64,500
                                -------                -------                 -------               --------
      Totals:                   565,000                452,000                 753,333               $225,000

Each of the parties hereto agrees that the value of each Deming Shareholder's portion of the Stock Payment plus the Cash Payment to each such shareholder as a percentage of the total value of the Stock Payment plus Cash Payment to be received by all such shareholders, is equal to the percent of Deming Stock held by such shareholder.

                        1.1.3 Adjustments in Number of Shares. If, prior to the Merger, Worldtalk or Deming recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of Worldtalk Common Stock into which the shares of Deming Stock are to be converted will be adjusted appropriately so as to maintain the proportionate




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interests of the holders of the shares of Deming Stock and the holders of the shares of Worldtalk Common Stock.

                        1.1.4 Cash Payment. The Cash Payment to each Deming Shareholder will be made on January 2, 1997 by Worldtalk's delivery to each Deming shareholder, by personal delivery or by deposit in the United States mail, postage prepaid, of a check made payable to such shareholder in the full amount of the portion of the Cash Payment to be received by such shareholders on the date of each payment.

                        1.1.5 Deming Shareholder Approval; Dissenting Shares. Each Deming Shareholder hereby votes for, and approves, the terms of this Agreement and the transactions contemplated hereby and such vote and approval shall be deemed an action by unanimous written consent of the Deming Shareholders and of the Board of Directors of Deming. As a result, no "fair value" rights shall apply to the transactions contemplated hereby under RCW 23B.13 et seq. of the Washington Business Corporation Act (the "Washington Law") and no holder of Deming Stock shall be a "Dissenter" thereunder.

               1.2 FRACTIONAL SHARES. No fractional shares of Worldtalk Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Deming Stock who would otherwise be entitled to receive a fraction of a share of Worldtalk Common Stock will receive from Worldtalk, promptly after the Effective Time, an amount of cash equal to the Average Price multiplied by the fraction of a share of Worldtalk Common Stock to which such holder would otherwise be entitled.

               1.3 ESCROW AGREEMENT. At the Closing of the Merger, Worldtalk will withhold 15% of the shares of Worldtalk Common Stock to be issued to the Deming Shareholders in accordance with Section 1.1 (rounded up to the nearest whole number of shares to be issued to each Deming Shareholder), and deliver such shares (the "Escrow Shares") to Harris Trust and Savings Bank (the "Escrow Agent"), as escrow agent, to be held by Escrow Agent as collateral for Deming's indemnification obligations under Section 10.2 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form of Exhibit 1.3. The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing, assuming no claim is made against such shares, until one (1) year after the Closing Date (the "Escrow Period"). In the event that the Merger is approved by the Deming Shareholders as provided herein, the Deming Shareholders shall, without any further act of any Deming Shareholder, be deemed to have consented to and approved (a) the use of the Escrow Shares as collateral for Deming's indemnification obligations under Section 10.2 in the manner set forth in the Escrow Agreement, (b) the appointment of Robert D. Dickinson, III, as the representative of the Deming Shareholders (the "Representative") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Deming Shareholder, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to Worldtalk of Escrow Shares in satisfaction of claims by Worldtalk; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with





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orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10.2; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and (c) to all of the other terms, conditions and limitations in the Escrow Agreement.

               1.4 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into Deming, and Deming will be the surviving corporation, pursuant to the terms of the Agreement of Merger, (b) the Certificate of Incorporation and Bylaws of Deming will continue, unchanged, to be the Certificate of Incorporation and Bylaws of the surviving corporation, (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of Common Stock of Deming as the surviving corporation, (d) the Board of Directors and officers of Worldtalk will remain unchanged, the directors of Newco immediately prior to the Effective Time will become the directors of the surviving corporation and the officers of Newco immediately prior to the Effective Time will become the officers of the surviving corporation, (e) each share of Deming Stock outstanding immediately prior to the Effective Time will be converted as provided in Sections 1.1 and 1.2; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

               1.5 FURTHER ASSURANCES. Deming agrees that if, at any time before or after the Effective Time, Worldtalk considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Worldtalk or Deming title to any property or rights of Deming, Worldtalk and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Worldtalk or Deming and otherwise to carry out the purpose of this Agreement, in the name of Deming or otherwise.

               1.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Worldtalk Stock to be received in the Merger, plus cash, is equal, in each instance, to the value of the Deming Stock to be surrendered in exchange therefor. The Worldtalk Stock and cash issued in the Merger will be issued solely in exchange for the Deming Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Deming Stock. Except for the Cash Payment and cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Worldtalk for the Deming Stock in the Merger. The parties shall not take a position on any tax returns inconsistent with this Section 1.6. In the event that such characterization is contested by the Internal Revenue Service or other governmental authority, the parties shall cooperate with one another in resisting any contrary position concerning the characterization of the transaction asserted by the Internal Revenue Service or other governmental authority in the course of such contest. In addition, Worldtalk represents now, and as of the Closing Date, that it presently intends to continue Deming's historic business or use a significant portion of Deming's business assets in a business. The provisions and





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representations contained or referred to in this Section 1.6 shall survive until the expiration of the applicable statute of limitations.

               1.7 PURCHASE ACCOUNTING. The parties intend that the Merger be treated as a purchase for accounting purposes.

       2. REPRESENTATIONS AND WARRANTIES OF DEMING AND THE DEMING SHAREHOLDERS. Each of Deming and the Deming Shareholders, jointly and severally, hereby represents and warrants, except as set forth on the Deming Schedule of Exceptions delivered to Worldtalk herewith as Exhibit 2.0, as follows. As used herein, the term "knowledge" shall mean the actual knowledge of the Deming Shareholders after reasonable inquiry.

               2.1 ORGANIZATION AND GOOD STANDING. Deming is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present or expected operations or financial condition.

               2.2      POWER, AUTHORIZATION AND VALIDITY.

                        2.2.1 Deming has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Deming is or will be a party that are required to be executed pursuant to this Agreement (the "Deming Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Deming Ancillary Agreements have been duly and validly approved and authorized by Deming's Board of Directors.

                        2.2.2  No filing, authorization or approval,
governmental or otherwise, is necessary to enable Deming to enter into, and to perform its obligations under, this Agreement and the Deming Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Washington Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Deming is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

                        2.2.3 This Agreement and the Deming Ancillary Agreements are, or when executed by Deming will be, valid and binding obligations of Deming enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the Washington Secretary of State.





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               2.3      CAPITALIZATION.

                        2.3.1 The authorized capital stock of Deming consists of 26,000,000 shares of Common Stock, $0.0001 par value, of which 495,000 shares are issued and outstanding, and 24,000,000 shares of Preferred Stock, $0.0001 par value, none of which are issued and outstanding. All issued and outstanding shares of Deming Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Deming in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                        2.3.2 There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Deming's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Deming Stock or obligating Deming to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Deming's outstanding securities. Deming is not under any obligation to register under the Securities Act of 1933, amended (the "1933 Act"), any of its presently outstanding securities or any securities that may be subsequently issued.

                        2.3.3 A list of all Deming Shareholders and the number of shares held by each has been delivered by Deming to Worldtalk herewith as Exhibit 2.3. Each Deming Shareholder has good, valid and marketable title to the issued and outstanding Deming Stock held by such shareholder, free and clear of all liens, claims, pledges, options, security interests, adverse claims, assessments or charges of any nature whatsoever, and has full right, capacity and authority to vote such Deming Stock in favor of the Merger and any other transactions contemplated by the Agreement of Merger.

               2.4 SUBSIDIARIES. Deming does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

               2.5 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Deming Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Deming, as currently in effect, (b) in any material respect, any material instrument or contract to which Deming is a party or by which Deming is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Deming or its assets or properties. The consummation of the Merger will not require the consent of any third party.





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               2.6      LITIGATION.  There is no action, proceeding, claim or
investigation pending against Deming before any court or administrative agency that if determined adversely to Deming may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of Deming, nor, to Deming's knowledge, has any such action, proceeding, claim or investigation been threatened. There is, to Deming's knowledge, no reasonable basis for any shareholder or former shareholder of Deming, or any other person, firm, corporation or entity, to assert a claim against Deming or Worldtalk based upon: (a) ownership or rights to ownership of any shares of Deming Stock, (b) any rights as a Deming Shareholder, including any option or preemptive rights or rights to notice or to vote or (c) any rights under any agreement among Deming and its shareholders.

               2.7 TAXES. Deming has filed all federal, state, local and foreign tax returns required to be filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Deming is not delinquent in the payment of any tax nor delinquent in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. No tax return of Deming has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section 2, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

               2.8 DEMING FINANCIAL STATEMENTS. Deming has delivered to Worldtalk as Exhibit 2.8 Deming's unaudited balance sheet as of November 5, 1996 (the "Balance Sheet") and profit and loss statements for the period between January 1, 1996 and November 8, 1996 (collectively the "Financial Statements"). The Financial Statements (a) are in accordance with the tax books and records of Deming, and (b) fairly present the financial condition of Deming on a tax basis at the date therein indicated and the results of operations for the period therein specified. Deming has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements, except for those that may have been incurred after the date of the Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

               2.9 TITLE TO PROPERTIES. Deming has good and marketable title to all of its assets as shown on the Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Deming is a party are fully effective and afford Deming peaceful and undisturbed possession of the subject matter of the lease. Deming is not in viola-





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tion of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business) or has received any notice of violation with which it has not complied.

               2.10 ABSENCE OF CERTAIN CHANGES. Since the date of the Balance Sheet, there has not been with respect to Deming:

                        (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

                        (b) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

                        (c) any mortgage, pledge, encumbrance, lien or other security interest placed on any of the properties thereof;

                        (d) any material obligation or liability incurred thereby;

                        (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business;

                        (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

                        (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

                        (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

                        (i) any change with respect to the management, supervisory or other key personnel of Deming;

                        (j) any payment or discharge of a material lien or liability thereof which lien was not either shown on the Balance Sheet; or

                        (k) any obligation or liability incurred thereby to any of its officers, directors or shareholders or any loans or advances made thereby to any of its officers, directors or shareholders except normal compensation and expense allowances payable to officers.





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               2.11     CONTRACTS AND COMMITMENTS.  Except as set forth on
Exhibit 2.0, Deming has no contract, obligation or commitment which is material to the business of Deming or which involves a potential commitment in excess of $25,000 or any stock redemption or purchase agreement, financing agreement, license, lease or franchise. A copy of each agreement or document listed on
Exhibit 2.0 has been delivered to Worldtalk's counsel. Deming is not in default in any material respect under any contract, obligation or commitment listed on Exhibit 2.0 or that is otherwise material to the business of Deming. Deming is not a party to any contract or arrangement which has had or could reasonably be expected to have a material adverse effect on its business or prospects.

               2.12     INTELLECTUAL PROPERTY.

                        2.12.1 As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                        2.12.2 Deming owns, or has the right to use, sell or license all material Intellectual Property Rights necessary or required for the conduct of its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Deming IP Rights") and such rights to use, sell or license are reasonably sufficient for such conduct of its business.

                        2.12.3 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Deming IP Right (the "Deming IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Deming IP Right or materially impair the right of Deming to use, sell or license any Deming IP Right or portion thereof (except where such breach, forfeiture or termination would not have a material adverse effect on Deming). There are no royalties, honoraria, fees or other payments payable by Deming to any person by reason of the ownership, use, license, sale or disposition of the Deming IP Rights.

                        2.12.4 Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Deming or currently under development by Deming violates any license or agreement between Deming and any third party or infringes any Intellectual Property Right of any other party (provided that such representation and warranty as to violation or infringement of patents or patent rights is made only to the knowledge of Deming and the Deming Shareholders); and there is no pending or, to the knowledge of Deming, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Deming IP Right nor, to the knowledge of Deming, is there any basis for any such claim. Deming has not received any notice asserting that any Deming IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Deming, is there any basis for any such assertion.

                        2.12.5 Deming has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Deming IP Rights. All officers, employees and consultants of Deming have executed and delivered to Deming an agreement regarding the protection of proprietary information and the assignment to Deming of all Intellectual Property Rights arising from the services performed for Deming by such persons. Exhibit 2.0 contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Deming to perfect or protect its interest in Deming IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks.

               2.13 COMPLIANCE WITH LAWS. Deming has complied, or prior to the Closing will have complied, and is or will be at the Closing in full compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees applicable to it or to the assets, properties and business thereof (the violation of which would have a material adverse effect upon its business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances, regulations and all orders, writs, injunctions, awards, judgments and decrees pertaining to (i) the sale, licensing, leasing, ownership or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, wages and hours and (iii) safety, health, fire prevention, environmental protection, toxic waste disposal, building standards, zoning and other similar matters (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Deming has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. There are no legal or administrative proceedings or investigations pending or to Deming's knowledge threatened, that, if enacted or determined adversely to Deming, would result in any material adverse change in the present or future operations or financial condition thereof.

               2.14 CERTAIN TRANSACTIONS AND AGREEMENTS. None of the officers of Deming, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with Deming (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded). None of said officers or directors, or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Deming, except for normal compensation for services as an officer, director or employee thereof. None of said officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Deming, except for the normal rights of a shareholder.

               2.15     EMPLOYEES, ERISA AND OTHER COMPLIANCE.

                        2.15.1 Deming has no employment contract or consulting agreement currently in effect that is not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All officers, employees and consultants of Deming having access to proprietary information have executed and delivered to Deming an agreement regarding the protection of such proprietary information and the assignment of inventions to Deming; copies of the form of all such agreements have been delivered to Worldtalk's counsel.

                        2.15.2 Deming has no (a) "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor (b) any other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between Deming and any employee of Deming, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Deming under which Deming or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "Deming Employee Plans"). For purposes of this Section 2.15, "ERISA Affiliate" shall mean any entity which is a member of (a) a "controlled group of corporations," as defined in Section 414(b) of the Code,
(b) a group of entities under "common control," as defined in Section 414(c) of the Code, or (c) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes Deming.

                        2.15.3 Exhibit 2.0 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (a) is entered into, maintained or contributed to, as the case may be, by Deming and (b) covers any employee or former employee of Deming. Each such arrangement or plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable thereto. Deming has delivered to Worldtalk or its counsel a complete and correct copy or description of each such arrangement or plan. Deming has no current labor disputes and has no knowledge that any of its key employees intends to leave its employ.

                        2.15.4 Deming is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters.

                        2.15.5 No employee of Deming is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Deming to any liability.

                        2.15.6 Deming is not a party to any (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Deming in the nature of any of the transactions contemplated by this Agreement and the Agreement of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or
(b) agreement or plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Agreement of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Agreement of Merger.

               2.16 CORPORATE DOCUMENTS. Deming has made available to Worldtalk for examination all documents and information listed in the Deming Schedule of Exceptions or other Exhibits called for by this Agreement or which has been requested by Worldtalk's legal counsel, including, without limitation, the following: (a) copies of Deming's and its predecessor's Certificate of Incorporation and Bylaws as currently in effect; (b) its and its predecessor's Minute Book containing all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) its and its predecessor's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to Deming, or any security of Deming and its predecessor, and all applications for any such permits, orders and consents.

               2.17 NO BROKERS. Neither Deming nor any of the Deming Shareholders is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

               2.18 MATERIAL AGREEMENTS. All oral or written material agreements and commitments to which Deming is a party or subject to are listed on Exhibit 2.0 hereto including, but not limited to any:

                        (a) Contract providing for payments by or to Deming in an aggregate amount of $25,000 or more;

                        (b) License agreement as licensor or licensee (except for standard non-exclusive hardware and software licenses granted to end-user customers in the ordinary course of business the form of which has been provided to Worldtalk's counsel);

                        (c) Material agreement for the lease of real or personal property;

                        (d) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                        (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; or

                        (f) Contract containing covenants purporting to limit Deming's freedom to compete in any line of business in any geographic area.

All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments listed in Exhibit 2.0 are valid and in full force and effect. Deming is not, nor, to the knowledge of Deming, is any other party thereto, in breach or default in any material respect under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment, which breach or default may reasonably be expected to have a material adverse effect on Deming.

               2.19 BOOKS AND RECORDS. The books, records and accounts of Deming (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Deming, and (d) accurately and fairly reflect the basis for the Financial Statements.

               2.20    ENVIRONMENTAL MATTERS.

                       2.20.1 During the period that Deming has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. Deming has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Deming having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.
                       2.20.2 None of the properties or facilities of Deming is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Deming has owned or leased its properties and facilities, Deming has not, nor, to Deming's knowledge, any third party, used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

               2.21 INTERESTED PARTY TRANSACTIONS. No officer or director of Deming or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had, either directory or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Deming any goods, property, technology or intellectual or other property rights or services; or
(b) any contract or agreement to which Deming is a party or by which it may be bound or affected.

               2.22     INVESTMENT REPRESENTATIONS.

                        2.22.1 Purchase for Own Account for Investment. Each Deming Shareholder is acquiring the Worldtalk Common Stock for such Deming Shareholder's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Worldtalk Common Stock within the meaning of the 1933 Act. Each Deming Shareholder has no present intention of selling or otherwise disposing of all or any portion of the Worldtalk Common Stock and no one other than such Deming Shareholder has any beneficial ownership of any of the Worldtalk Common Stock.

                        2.22.2 Access to Information. Each Deming Shareholder has had access to all information regarding Worldtalk and its present and prospective business, assets, liabilities and financial condition that such Deming Shareholder reasonably considers important in making the decision to purchase the Worldtalk Common Stock, and such Deming Shareholder has had ample opportunity to ask questions of Worldtalk's representatives concerning such matters and this investment.

                        2.22.3  Understanding of Risks.  Each Deming
Shareholder is fully aware of: (i) the highly speculative nature of the investment in the Worldtalk Common Stock; (ii) the financial hazards involved;
(iii) the lack of liquidity of the Worldtalk Common Stock and the restrictions on transferability of the Worldtalk Common Stock (e.g., that such Shareholder may not be able to sell or dispose of the Worldtalk Common Stock or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of Worldtalk; and (v) the tax consequences of investment in the Worldtalk Common Stock.

                        2.22.4 Shareholder's Qualifications. Each Deming Shareholder has a preexisting personal or business relationship with Worldtalk and/or certain of its officers and/or directors of a nature and duration sufficient to make such Deming Shareholder aware of the character, business acumen and general business and financial circumstances of Worldtalk and/or such officers and directors. By reason of Each Deming Shareholder's business or financial experience, such Deming Shareholder is capable of evaluating the merits and risks of this investment, has the ability to protect such Deming Shareholder's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                        2.22.5 No General Solicitation. At no time was any Shareholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Worldtalk Common Stock.

                        2.22.6 Compliance with Securities Laws. Each Deming Shareholder understands and acknowledges that, in reliance upon the representations and warranties made by such Deming Shareholder herein, the Worldtalk Common Stock are not being registered with the Securities and Exchange Commission ("SEC") under the 1933 Act or being qualified or registered under any applicable state securities laws but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and applicable state securities laws which impose certain restrictions on Shareholder's ability to transfer the Worldtalk Common Stock.

                        2.22.7 Restrictions on Transfer. Each Deming Shareholder understands that such Deming Shareholder may not transfer any Worldtalk Common Stock unless such Worldtalk Common Stock are registered under the 1933 Act and qualified or registered under applicable state securities laws or unless, in the opinion of counsel to Worldtalk, exemptions from such registration and qualification requirements are available. Each Deming Shareholder understands that only Worldtalk may file a registration statement with the SEC or applicable state securities authorities and that Worldtalk is under no obligation to do so with respect to the Worldtalk Common Stock, except as set forth in the Shareholders' Agreement and that certain Second Amendment to the Third Amended and Restated Registration Rights Agreement dated as of November 8, 1996. Each Deming Shareholder has also been advised that exemptions from registration and qualification may not be available or may not permit such Deming Shareholder to transfer all or any of the Worldtalk Common Stock in the amounts or at the times proposed by such Deming Shareholder. Each Deming Shareholder further acknowledges that transfer of the Worldtalk Common Stock is subject to the restrictions imposed under the Shareholders' Agreement.

                        2.22.8 Rules 144 and 145. In addition, Shareholder has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Worldtalk Common Stock by virtue of Rule 145 and, in any event, requires that the Worldtalk Common Stock be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 145 and Rule 144. Shareholder understands that Rule 145 and Rule 144 may indefinitely restrict transfer of the Worldtalk Common Stock if Shareholder remains an "affiliate" of Worldtalk and "current public information" about Worldtalk (as defined in Rule 144) is not publicly available.

                        2.22.9 Legends and Stop-Transfer Orders. Each Deming Shareholder understands that certificates or other instruments representing any of the Worldtalk Common Stock acquired by such Shareholder will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON RESALE AND TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF NOVEMBER 9, 1996 BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF SUCH SECURITIES AND THAT CERTAIN THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, AS AMENDED, BETWEEN THE ISSUER AND CERTAIN OF ITS SECURITYHOLDERS, COPIES OF WHICH MAY BE OBTAINED AT NO CHARGE FROM THE ISSUER AT ITS PRINCIPAL EXECUTIVE OFFICES.

The undersigned agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Worldtalk may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Worldtalk Common Stock, or if Worldtalk transfers its own securities, that it may make appropriate notations to the same effect in Worldtalk's records.

               2.23 DISCLOSURE. Neither this Agreement, its exhibits, nor any of the certificates or documents to be delivered by Deming to Worldtalk under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

       3. REPRESENTATIONS AND WARRANTIES OF WORLDTALK. Worldtalk hereby represents and warrants, except as set forth on the Worldtalk Schedule of Exceptions delivered to Deming as Exhibit 3.0 as follows.

               3.1 ORGANIZATION AND GOOD STANDING. Worldtalk is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

               3.2      POWER, AUTHORIZATION AND VALIDITY.

                        3.2.1 Worldtalk has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Worldtalk is or will be a party that are required to be executed pursuant to this Agreement (the

"Worldtalk Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Worldtalk Ancillary Agreements have been duly and validly approved and authorized by Worldtalk's Board of Directors.

                        3.2.2  No filing, authorization or approval,
governmental or otherwise, is necessary to enable Worldtalk to enter into, and to perform its obligations under, this Agreement and the Worldtalk Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Washington Secretary of State, and (b) such filings as may be required to comply with federal and state securities laws.

                        3.2.3 This Agreement and the Worldtalk Ancillary Agreements are, or when executed by Worldtalk will be, valid and binding obligations of Worldtalk enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Agreement of Merger will not be effective until filed with the Washington Secretary of State.

               3.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Worldtalk Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Worldtalk, as currently in effect,
(b) in any material respect, any material instrument or contract to which Worldtalk is a party or by which Worldtalk is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Worldtalk or its assets or properties. The consummation of the Merger on the part of Worldtalk will not require the consent of any third party.

               3.4 DISCLOSURE. Worldtalk has made available to Deming an investor disclosure package consisting of Worldtalk's Registration Statement on Forms S-1, and all Forms 10-Q filed by Worldtalk with the SEC since the effective date of such Registration Statement and up to the date of this Agreement and to be filed with respect to the period ended September 30, 1996 (the "Worldtalk Disclosure Package"). The Worldtalk Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Deming pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               3.5 ABSENCE OF CERTAIN CHANGES. Since the date of the financial statements included in the Form 10-Q filed with the SEC for the period ended June 30, 1996, (the "Quarter End") and except as disclosed in the Worldtalk Disclosure Package, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of World-talk which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon.

               3.6 NO BROKERS. Worldtalk is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

       4. DEMING PRECLOSING COVENANTS. During the period from the date of this Agreement until the Effective Time, Deming covenants and agrees as follows:

               4.1 ADVICE OF CHANGES. Deming will promptly advise Worldtalk in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Deming contained in this Agreement, if made on or as of the date of such event or at the Closing, untrue or inaccurate in any material respect and (b) of any material adverse change in Deming's business, results of operations or financial condition.

               4.2 MAINTENANCE OF BUSINESS. Deming will use its best efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Deming becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Worldtalk in writing and, if requested by Worldtalk, will exert its best efforts to restore the relationship.

               4.3 CONDUCT OF BUSINESS. Deming will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the President of
Worldtalk:

                        (a)     borrow any money;

                        (b) enter into any transaction not in the ordinary course of business;

                        (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                        (d) dispose of any of its assets except in the ordinary course of business consistent with past practice and to an extent that is not material;

                        (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

                        (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                        (g) pay any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past prac-tices not to exceed 5% per year and except pursuant to existing arrangements previously disclosed to and approved in writing by Worldtalk) or enter into any new employment or consulting agreement with any such person;

                        (h)     change accounting methods;

                        (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock except through a contribution of stock to Deming in cancellation thereof resulting in the percentage ownership set forth in Section 1.1 hereof;

                        (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

                        (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

                        (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount or effect;

                        (m)     waive or release any material right or claim;

                        (n) issue or sell any shares of its capital stock of any class, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock or accelerate the vesting of any outstanding security;

                        (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                        (p) merge, consolidate or reorganize with, or acquire any entity;

                        (q) amend its Certificate of Incorporation or Bylaws;

                        (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

                        (s) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Worldtalk for its review prior to filing; or

                        (t) agree to do, or permit any Subsidiary to do or agree to do, any of the things described in the preceding clauses 4.3(a) through 4.3(s).

               4.4 REGULATORY APPROVALS. Deming will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which Worldtalk may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Deming will use its best efforts to obtain all such authorizations, approvals and consents.

               4.5 NECESSARY CONSENTS. Deming will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 4.4 to allow the consummation of the transactions contemplated hereby and to allow Worldtalk to carry on Deming's business after the Closing.

               4.6 LITIGATION. Deming will notify Worldtalk in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against it, or known by it to be threatened against it.

               4.7 NO OTHER NEGOTIATIONS. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, Deming will not, and will not authorize or permit any officer, director, employee or affiliate of Deming, or any other person, on its behalf, directly or indirectly, to solicit or encourage any offer from any party or, consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than Worldtalk), concerning the possible disposition of all or any substantial portion of Deming's business, assets or capital stock by merger, sale or any other means. Deming will promptly notify Worldtalk orally and in writing of any such inquiries or proposals.

               4.8 ACCESS TO INFORMATION. Until the Closing, Deming will allow Worldtalk and its agents reasonable access the files, books, records and offices of Deming, including, without limitation, any and all information relating to Deming's taxes, commitments, contracts, leases, licenses, real, personal and intangible property and financial condition. Deming will cause its accountants to cooperate with Worldtalk and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

               4.9 SATISFACTION OF CONDITIONS PRECEDENT. Deming will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Deming will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                 4.11 SHAREHOLDER AND EMPLOYMENT AGREEMENTS. Deming shall obtain from each of the Deming Shareholders an agreement, in form substantially as attached hereto as Exhibit 4.11A (the "Shareholders' Agreement"). Deming shall also obtain from each of the Deming Shareholders Employment Agreements in substantially the form attached hereto as Exhibit 4.11B (the "Employment Agreements").

                 4.12 BLUE SKY LAWS. Deming shall use its best efforts to assist Worldtalk to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

       5. WORLDTALK PRECLOSING COVENANTS. During the period from the date of this Agreement until the Effective Time, Worldtalk covenants and agrees as follows:

               5.1 ADVICE OF CHANGES. Worldtalk will promptly advise Deming in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Worldtalk contained in this Agreement, if made on or as of the date of such event or at the Closing, untrue or inaccurate in any material respect and (b) of any material adverse change in Worldtalk's business, results of operations or financial condition.

               5.2 REGULATORY APPROVALS. Worldtalk will execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Deming may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Worldtalk will use its best efforts to obtain all such authorizations, approvals and consents.

               5.3 SATISFACTION OF CONDITIONS PRECEDENT. Worldtalk will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Worldtalk will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                 5.4 BLUE SKY LAWS. Worldtalk shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

       6.      CLOSING MATTERS.

               6.1 THE CLOSING. Subject to termination of this Agreement as provided in Section 9 below, the closing will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on November 12, 1996, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as Deming and Worldtalk may mutually select (the "Closing"). Concurrently with the Closing, the Agreement of Merger will be filed in the office of the Washington Secretary of State. The Merger shall become effective upon such filing.

               6.2      EXCHANGE OF CERTIFICATES.

                        6.2.1 As of the Effective Time, all shares of Deming Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted, subject to Section 1.2, into the right to receive from Worldtalk the number of shares of Worldtalk Common Stock and cash determined as set forth in Section 1.1.

                        6.2.2 As soon as practicable after the Effective Time, each holder of shares of Deming Stock will surrender the certificate(s) for such shares (the "Deming Certificates"), duly endorsed as requested by Worldtalk, to Worldtalk for cancellation. Promptly after the Effective Time and receipt of such Deming Certificates, Worldtalk will issue to each tendering holder a certificate for the number of shares of Worldtalk Common Stock to which such holder is entitled pursuant to Section 1.1 hereof, less the shares of Worldtalk Common Stock deposited into escrow pursuant to Section 1.3 hereof, and distribute any cash payable under Section 1.2.

                        6.2.3 No dividends or distributions payable to holders of record of Worldtalk Common Stock after the Effective Time, or cash payable in lieu of fractional shares or otherwise, will be paid to the holder of any unsurrendered Deming Certificate(s) until the holder of the Deming Certificate(s) surrenders such Deming Certificate(s). Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Deming Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Worldtalk Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                        6.2.4 All Worldtalk Common Stock and cash delivered upon the surrender of Deming Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Deming Stock. There will be no further registration of transfers on the stock transfer books of Deming or its transfer agent of the Deming Stock. If, after the Effective Time, Deming Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section 6.2.

                        6.2.5 Until certificates representing Deming Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Worldtalk Stock into which the Deming Stock will have been converted, reduced by the number of shares withheld as Escrow Shares.

                        6.2.6  The Cash Payment will be made as specified in
Section 1.1.3 above.

       7. CONDITIONS TO OBLIGATIONS OF DEMING. Deming's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Deming, but only in a writing signed by Deming):

               7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Worldtalk set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, Worldtalk shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing and Deming shall receive a certificate to such effect executed by Worldtalk's President and Chief Financial Officer.

               7.2 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been, in the reasonable judgment of the Board of Directors of Deming, any material adverse change in the business or financial condition of Worldtalk; provided, however, that a decline in revenues or profitability due to customer cancellation or delays in orders or delays in accepting orders or failure to place orders which are attributable to the public announcement or consummation of the Merger shall not be deemed to be a material adverse change.

               7.3 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any court or governmental agency, or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions contemplated by this Agreement.

               7.4 EMPLOYMENT AND SHAREHOLDER AGREEMENTS. Worldtalk shall have entered into the Employment Agreements and the Shareholder Agreement.

               7.5 DOCUMENTS. Deming shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Deming's legal counsel for Deming to consummate the transactions contemplated hereby.

               7.6 CONSENTS. Deming shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Deming Schedule of Exceptions in form and substance reasonably satisfactory to Deming, except for such consents and approvals as Worldtalk and Deming shall have agreed shall not be obtained, as contemplated by the Deming Schedule of Exceptions.

               7.7 NO LITIGATION. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Worldtalk.

       8. CONDITIONS TO OBLIGATIONS OF WORLDTALK. The obligations of Worldtalk hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Worldtalk, but only in a writing signed by Worldtalk):

               8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Deming set forth in Section 2 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, Deming shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing and Worldtalk shall receive a certificate to such effect executed by Deming's President and Chief Financial Officer.

               8.2 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been, in the reasonable judgment of the Board of Directors of Worldtalk, any material adverse change in the business or financial condition of Deming.

               8.3 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any court or governmental agency, or threat thereof, or any other fact or circumstance, that would prohibit or render illegal the transactions contemplated by this Agreement.

               8.4 OPINION OF DEMING'S COUNSEL. Worldtalk shall have received from counsel to Deming, an opinion substantially in the form of
Exhibit 8.4.

               8.5 CONSENTS. Worldtalk shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Worldtalk Schedule of Exceptions or reasonably deemed necessary by Worldtalk's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Deming and for Worldtalk to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Worldtalk, except for such thereof as Worldtalk and Deming shall have agreed shall not be obtained, as contemplated by the Worldtalk Schedule of Exceptions.

               8.6 CONSENTS OF WORLDTALK BOARD AND REGISTRATION RIGHTS HOLDERS. Worldtalk shall have received the approval of its Board of Directors to this Agreement and the transactions contemplated hereby, as well as the agreement of the current holders of registration rights to waive such rights, if any, to participate in the S-3 registration rights to be granted to the Deming Shareholders and to include the Deming Shareholders in the piggyback registration rights currently applicable to shares of Worldtalk's Common Stock.

               8.7 NO LITIGATION. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Deming.

               8.8 ESCROW. Worldtalk shall have received an Escrow Agreement, in substantially the form of Exhibit 1.4, executed by Deming, Robert
D. Dickinson, III, as the Representative for all Deming Shareholders and Harris Trust and Savings Bank as the Escrow Agent, providing for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

               8.9 SHAREHOLDER AND EMPLOYMENT AGREEMENTS. Worldtalk shall have received copies of the Shareholder Agreement and the Employment Agreements executed by the Deming Shareholders, and any other employment agreements applicable to the Deming Shareholders shall have been terminated.

               8.10 SATISFACTORY FORM OF LEGAL AND ACCOUNTING MATTERS. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be acceptable to Worldtalk's counsel.

       9.      TERMINATION OF AGREEMENT.

               9.1 PRIOR TO CLOSING. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. Unless otherwise agreed by the parties hereto, this Agreement will be terminated if all conditions to the Closing have not been satisfied or waived on or before January 31, 1997.

               9.2 AT THE CLOSING. At the Closing, this Agreement may be terminated and abandoned: (a) by Worldtalk if any of the conditions precedent to Worldtalk's obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing; or (b) by Deming if any of the conditions precedent to Deming's obligations set forth in Section 7 above have not been fulfilled or waived at and as of the Closing. Any termination of this Agreement under this Section 9.2 will be effective by the delivery of notice of the terminating party to the other party hereto.

               9.3 NO LIABILITY. Any termination of this Agreement pursuant to this Section 9 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections 10.2 and 11.16 which will survive termination of this Agreement; provided, however, that nothing herein will limit the obligation of Deming and Worldtalk to use their best efforts to cause the Merger to be consummated, as set forth in Sections 4.11 and 5.3 hereof, respectively.

       10.     SURVIVAL, INDEMNIFICATION, REMEDIES; CONTINUING COVENANTS.

               10.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of Worldtalk contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or one (1) year after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). Unless otherwise specified herein, all representations, warranties and covenants of Deming and the Deming Shareholders will survive the Effective Time and will continue until the expiration of the period set forth above and covenants that by their terms survive thereafter will continue to survive in accordance with their terms.

               10.2 AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Section 10, the Deming Shareholders, jointly and severally, hereby indemnify and hold harmless Worldtalk and its officers, directors, agents and employees, and each person, if any, who controls or may control Worldtalk within the meaning of the 1933 Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages") arising out of any untruth, misrepresentation or breach of, or default in connection with, any of the representations, warranties and covenants given or made by Deming in this Agreement or any certificate, document or instrument delivered by or on behalf of Deming pursuant hereto.

                          10.2.1  Except as provided for in Section 11.8 below,
the indemnification provided for in this Section 10.2 shall not apply unless the aggregate Damages for which one or more Indemnified Persons seeks indemnification exceeds $100,000 (the "Basket"). The escrow provided for in
Exhibit 8.10 hereto is not exclusive but shall be in addition to any other rights or remedies available to any Indemnified Person.

                          10.2.2  In seeking indemnification for Damages under
this Section, the Indemnified Persons shall exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement prior to proceeding against any Deming Shareholder; provided, however, that no such claim for Damages will be asserted after the expiration of one (1) year after the Closing Date. Except for fraud, each Deming Shareholder's liability under this Agreement shall be limited to the value as of the Closing of the Worldtalk Common Stock and cash received by such shareholder, including, without limitation, the value of the Worldtalk Common Stock deposited in escrow on his behalf.

               10.3 ARBITRATION. Any dispute arising out of or in connection with this Agreement, the Escrow Agreement, the Shareholders' Agreement, any Employment Agreement or any of the other documents referred to herein (the "Merger Documents") will be resolved by binding arbitration subject to the following rules.

                          10.3.1  Rules; Jurisdiction.  Any such dispute shall
be settled pursuant to an arbitration in the County of Santa Clara, California and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect, subject to the provisions of Title 9 of the California Code of Civil Procedure ("Title 9"). To the extent the AAA Rules conflict with, or are supplemented by, the provisions of Title 9, the provisions of Title 9 shall govern and be applicable. However, in all events the arbitration provisions of this Agreement shall govern over any conflicting rules which may now or hereafter be contained in either the AAA Rules or Title 9. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction of the subject matter thereof. The arbitrators shall have the authority to grant any claim for damages (other than punitive damages) that would be available in any judicial proceeding instituted to resolve the dispute under the Merger Documents. The parties hereto submit to the jurisdiction of the Superior Court of the State of California and the United States District Court for the Northern District of California for purposes of obtaining equitable relief confirming any award for damages and entering into judgment thereon.

                          10.3.2  Compensation of Arbitrators.  The
arbitrator(s) shall be compensated for his/her/their services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his/her/their rate of compensation.

                          10.3.3  Selection of Arbitrator.  The arbitration
shall be conducted before a single arbitrator if Worldtalk and the Representative agree on a mutually acceptable arbitrator within ten business days after the receipt by either party of a written suggestion of an arbitrator from the other party. If Worldtalk and the Representative are unable to agree on the arbitrator, the arbitration shall be conducted before a panel of three arbitrators selected in the following manner: each party will deliver to the other by that date the name of their designated arbitrator. If any party fails to deliver the name of such designated arbitrator to the other, then the arbitrator selected by the party that complied with the terms of this Section
10.3.3 will be the sole arbitrator of the dispute. If Worldtalk and the Representative deliver the name of their designated arbitrator to each other as required hereunder, such designated arbitrators will, within ten business days after being so designated, appoint a third, mutually acceptable arbitrator.

                          10.3.4  Payment of Costs.  Each of Worldtalk on the
one hand and the Deming Shareholders on the other hand shall pay one-half (1/2) of the compensation to be paid to the arbitrator(s) in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings; provided, however, that in the event that the arbitrator(s) finds that one party has substantially prevailed in the arbitration, the prevailing party shall be entitled to an award of attorney's fees and costs, arbitrator's fees and costs, and all other costs of arbitration to be paid by the losing party.

                          10.3.5  Burden of Proof.  For any claim submitted to
arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding.

                          10.3.6  Judgment.  Upon the conclusion of any
arbitration proceedings hereunder, the arbitrator(s) shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reason for any decision reached by him or her and shall deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with Section 1283.6 of Title 9.

                          10.3.7  Intentionally Left Blank.

                          10.3.8  Exclusive Remedy; Equitable Relief.  Except
as specifically provided in this Agreement, arbitration shall be the sole and exclusive remedy of the parties for any dispute arising out of or in connection with this Agreement or the agreements and documents referred to in this Section
10.3 above. Notwithstanding the provisions of this Section 10.3, either party may resort to the U.S. District Court for the Northern District of California to seek and obtain relief through equitable remedies.

                          10.3.9  Attorneys' Fees.  Should suit be brought in
accordance with the terms of this Agreement to enforce or interpret any part of the Merger Documents, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

       11.     GENERAL PROVISIONS.

               11.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

               11.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               11.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

               11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

               11.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

               11.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Deming Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Deming Shareholders without obtaining such further approval.

               11.7 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

               11.8 EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, Deming may pay promptly the reasonable legal and accounting fees and expenses incurred by Deming in this transaction, not to exceed in the aggregate $38,000. Any such fees and expenses of Deming in excess of that amount shall be recoverable by Worldtalk on Deming's behalf from the Escrow Shares in accordance with Section 10.2 and without regard to the Basket.

               11.9 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by certified mail, postage prepaid, return receipt requested, and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

               If to Worldtalk and/or Newco:
                          Worldtalk Communications Corporation
                          5155 Old Ironsides Drive
                          Santa Clara, California  95054
                          Attention:  President

               If to Deming and/or the Deming Shareholders:
                          Deming Software, Inc.
                          13122 NE 20th Street, Suite C
                          Bellevue, Washington  98005
                          Attention:  President

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 11.10.

               11.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

               11.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

               11.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

               11.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

               11.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement Worldtalk and Deming will issue a press release approved by both parties announcing the Merger. Thereafter, Worldtalk may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules.

               11.15 CONFIDENTIALITY. Deming and Worldtalk each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, Worldtalk and Deming each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to the extent the receiving party can document that such information (i) is part of the public domain, having entered the public domain without the fault of receiving party or its officers, directors or agents, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure or (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

               11.16 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

"WORLDTALK"                                   "DEMING"

WORLDTALK COMMUNICATIONS                      DEMING SOFTWARE, INC. CORPORATION


BY:  /s/ STEPHEN R. BENNION                   BY:  /s/ ROBERT D. DICKINSON, III
     -------------------------------               -----------------------------

      VICE PRESIDENT, FINANCE AND
      OPERATIONS, CHIEF FINANCIAL
ITS:  OFFICER AND SECRETARY                  ITS:  PRESIDENT
     -------------------------------               -----------------------------

"DEMING SHAREHOLDERS"


/s/ RONALD J. CRASWELL                        /s/ ROBERT D. DICKINSON, III
------------------------------------          ----------------------------------
RONALD J. CRASWELL                            ROBERT D. DICKINSON, III


/s/ DAVID S. PRATT, JR.                       /s/ BLAKE C. RAMSDELL
------------------------------------          ----------------------------------
DAVID S. PRATT, JR.                           BLAKE C. RAMSDELL


LIST OF EXHIBITS AND ATTACHMENTS

EXHIBIT NUMBER                    TITLE
--------------            -----------------------
      A                   Agreement of Merger
      1.3                 The Escrow Agreement
      2.0                 Deming Schedule of Exceptions
      2.3                 List of Deming Shareholders
      2.8                 Deming Financial Statements
      3.0                 Worldtalk Schedule of Exceptions
      4.11A               Form of Employment Agreements
      4.11B               The Shareholder Agreement
      8.4                 Opinion of Deming's Counsel



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
                         DATED AS OF NOVERMBER 9, 1996]

                   Exhibit 2.0: Deming Schedule of Exceptions

         Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Such nonpublic information has been filed with the Securities and Exchange Commission.




                                  Exhibit 2.0

                             SCHEDULE OF EXCEPTIONS

                     DEMING SOFTWARE, INC. (THE "COMPANY")

Any disclosures made under the heading of one section of this Schedule may apply to and/or qualify disclosures made under one or more other sections. Unless otherwise defined, any capitalized terms in this Schedule shall have the same meanings assigned to such terms in the Agreement and Plan of Reorganization entered into as of November 9, 1996 by and among Worldtalk Communications Corporation, the Company and the Company's shareholders.
Nothing in this Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company's interests.

Section 2.5        The Company has certain agreements that by their terms
                   [**              ] The Company believes that this
                   transaction will not violate such provisions.

Section 2.8 Off balance sheet liabilities, except in the ordinary course of business are an approximately $38,000 payment due to RSA Data Security, Inc., and an approximately $4,000 payment due to Kaufer Miller, both of which are reflected in the notes to the financial statements.

Section 2.11 1. A Software License Agreement between the Company and FTP Software, dated as of August 22, 1996, grants FTP certain non- exclusive rights to the Secure Messenger Toolkit.

                   2. An OEM Master License Agreement between the Company and RSA Data Security, Inc., dated as of December 29, 1995 and January 8, 1996, grants the Company a license to use BSAFE and TIPEM.

                   3. An agreement between the Company and Secure Distribution, Inc., dated as of April 25, 1996, grants certain exclusive and non-exclusive distribution rights to
                   Secure Distribution.  [**             ]

                   4. Non-reimbursable Space Act Agreement between Nasa Ames Research Center and Deming Software for Secure E-mail collaboration, between the Company and Ames Research Center, dated August 19, 1996.

                   5. An Entrust Software Evaluation Agreement between Northern Telecom and the Company, dated as of July 29, 1996, expires in one month.[** ]

Section 2.14 Robert Dickinson and his wife, Kathy Dickinson, are both signatories to, and guarantors of, the Company's Plaza 520 lease (discussed below).

Section 2.15.3 1. Employment Agreement between the Company and Robert Dickinson, dated as of December 12, 1995.




**  Confidential treatment has been requested for this portion.

                   2. Employment Agreement between the Company and Ronald Craswell, dated as of December 12, 1995.

                   3. Employment Agreement between the Company and David Pratt, Jr., dated as of December 12, 1995.

                   4. Employment Agreement between the Company and Blake Ramsdell, dated as of December 12, 1995.

Section 2.18(a)    1.  See Section 2.11.

                   2. Subscription Agreement between the Company and American United Global, Inc., dated as of August 16, 1996.

Section 2.18(b) 1. Software License Agreement between the Company and FTP Software, dated as of August 22, 1996, granting FTP certain non- exclusive rights to the Secure Messenger Toolkit.

                   2. OEM Master License Agreement between the Company and RSA Data Security, Inc., dated as of December 29, 1995 and January 8, 1996, granting the Company a license to use BSAFE and TIPEM.

                   3. Agreement between the Company and Secure Distribution, Inc., dated as of April 25, 1996, granting certain exclusive and non-exclusive distribution rights to Secure
                   Distribution.  [**             ]

                   4. Software Integration and Technology License Agreement for SDK Software between the Company and America Online Inc., dated as of March 11, 1996, granting the Company the right to use certain AOL software in order to develop a software product that interfaces with the AOL service. [**]

Section 2.18(c) Lease between Robert Dickinson III and Kathy Dickinson, d.b.a. Deming Software, Inc., and Peter T. Jouflas, dated as of February 10, 1996, for property located at 13122 N.E. 20th Street, Bellevue, Washington 98005. Monthly rent is $2,983.33, plus operating expenses. Mr. and Mrs. Dickinson are guarantors of the lease pursuant to a guaranty executed by them on February 10, 1996.

Section 2.18(d)    1.  The agreement with Secure Distribution provides for
                   sharing of profits.      [**        ]

                   2. The agreement with AOL provides for sharing of revenues related to integrated products developed by the Company.

Section 2.18(e) The Company has entered Demand Promissory Notes ("Notes") with each of Ronald Craswell, David Pratt, Jr., and Blake Ramsdell. Each of the Notes is dated as of May 9, 1996, for $1,000.00, with interest at 8% per annum. Craswell, Pratt and Ramsdell have been informed that these Notes will be called due in connection with the Acquisition.




**  Confidential treatment has been requested for this portion.

Section 2.18(f)    1.  The agreement with Secure Distributions contains certain
                   exclusive rights.  [**         ]

                   2. A Software Development and Consulting Agreement, between the Company and Vista Development Corporation ("Vista"), dated December 21, 1995, Vista to provide consulting and software development to the Company contains an agreement by the Company not to hire any officer, employee, shareholder, consultant, independent contractor, present or former employee, independent contractor, consultant, etc., of Vista or Raima Corporation for two years after the Company's last payment to Vista for services provided under this agreement.








**  Confidential treatment has been requested for this portion.

                    Exhibit 2.3: List of Deming Shareholders

                                  EXHIBIT 2.3

                       DEMING SOFTWARE, INC. SHAREHOLDERS


      SHAREHOLDER NAME              SHARES OF COMMON STOCK
      ----------------              ----------------------
      Ronald J. Craswell                   100,000

      Robert D. Dickinson, III             195,000

      David S. Pratt, Jr.                  100,000

      Blake C. Ramsdell                    100,000


      Total:                               495,000

                    Exhibit 2.8: Deming Financial Statements

                             DEMING SOFTWARE, INC.

                                PROFIT AND LOSS
                         JANUARY 1 THROUGH MAY 8, 1996

                                                                           Jan. 1 - May 8, '96
                                                                        --------------------------
Ordinary Income/Expense
    Income
         Consulting Income                                                              369,152.56
         Reimbursed Expenses                                                              7,014.13
                                                                                       -----------
    Total Income                                                                        376,166.69

Expense
    Bank Service Charges
         Wire Fee                                                          129.00
         Bank Service Charges - Other                                       70.87
                                                                        ---------
    Total Bank Service Charges                                                              199.87

    Contractor Services                                                                 126,624.98
    Equipment Rental                                                                      2,320.89
    Insurance
         Dental Insurance                                                  493.60
         Health Insurance                                                3,013.56
         Insurance - Other                                               5,316.12
                                                                        ---------
    Total Insurance                                                                       8,823.28

    Miscellaneous                                                                        19,938.12
    Office Supplies                                                                         200.15
    Postage and Delivery                                                                     21.00
    Printing and Reproduction                                                               530.05
    Professional Fees
         Public Relations                                                4,421.55
                                                                        ---------
    Total Professional Fees                                                               4,421.55

    Rent                                                                                 12,752.97

    Telephone
         Internet Access                                                 1,600.00
         Telephone - Other                                               2,584.67
                                                                        ---------
    Total Telephone                                                                       4,184.67

    Travel & Entertainment                                                                7,014.13
    Utilities
         Gas and Electric                                                  401.60
                                                                        ---------
    Total Utilities                                                                         401.60
                                                                                       -----------
    Total Expense                                                                       187,433.26
                                                                                       -----------

    Net Ordinary Income                                                                 188,733.43

    Other Income/Expense
         Other Income
             Interest Income                                                                 24.59
                                                                                       -----------
         Total Other Income                                                                  24.59
                                                                                       -----------
    Net Other Income                                                                         24.59
                                                                                       -----------

Net Income                                                                              188,758.02
                                                                                       ===========

                             DEMING SOFTWARE, INC.

                                PROFIT AND LOSS
                         MAY 9 THROUGH NOVEMBER 8, 1996

                                                                           May 9 - Nov. 8, '96
                                                                        --------------------------
Ordinary Income/Expense
    Income
         Consulting Income                                                                9,835.00
         Other Regular Income                                                           150,100.00
         Reimbursed Expenses                                                                  0.00
                                                                                       -----------
    Total Income                                                                        159,935.00

Expense
    Bank Service Charges
         Account Setup                                                     445.00
         Bank Service Charges - Other                                       97.75
                                                                        ---------
    Total Bank Service Charges                                                              542.75

    Dues and Subscriptions                                                                  312.95

    Insurance
         Dental Insurance                                                1,480.80
         Health Insurance                                                9,040.68
         Insurance - Other                                               5,565.00
                                                                        ---------
    Total Insurance                                                                      16,086.48

    Licenses and Permits                                                                  2,364.78
    Miscellaneous                                                                         1,359.22
    Office Supplies                                                                          83.93
    Payroll Expenses                                                                    226,199.17
    Postage and Delivery                                                                    322.13
    Printing and Reproduction                                                               246.04
    Professional Fees
         Accounting                                                      2,125.00
         Legal Fees                                                      8,407.80
         Public Relations                                               12,926.02
                                                                        ---------

    Total Professional Fees                                                              23,458.82

    Rent                                                                                 22,698.31
    Taxes                                                                                 3,519.06

    Telephone
         Internet Access                                                 2,900.00
         Telephone - Other                                               7,516.25
                                                                        ---------

    Total Telephone                                                                      10,416.25

    Travel & Ent
         Meals                                                              14.56
         Travel & Ent - Other                                            7,492.96
                                                                        ---------

    Total Travel & Ent                                                                    7,507.52

    Utilities
         Gas and Electric                                                1,008.47
                                                                        ---------

                                                                                       -----------
    Total Utilities                                                                       1,008.47
                                                                                       -----------
     Total Expense                                                                      316,125.88
                                                                                       -----------

   Net Ordinary Income                                                                 -156,190.88
                                                                                       -----------

Net Income                                                                             -156,190.88
                                                                                       ===========

                             DEMING SOFTWARE, INC.

                                PROFIT AND LOSS
                       JANUARY 1 THROUGH NOVEMBER 8, 1996

                                                                          Jan. 1 - Nov. 8, 1996
                                                                        --------------------------
Ordinary Income/Expense
    Income
         Consulting Income                                                              378,987.56
         Other Regular Income                                                           150,100.00
         Reimbursed Expenses                                                              7,014.13
                                                                                        ----------

    Total Income                                                                        536,101.69

Expense
    Bank Service Charges
         Account Setup                                                     445.00
         Wire Fee                                                          129.00
         Bank Service Charges - Other                                      168.62
                                                                        ---------
    Total Bank Service Charges                                                              742.62

    Contractor Services                                                                 126,624.98
    Dues and Subscriptions                                                                  312.95
    Equipment Rental                                                                      2,320.89
    Insurance
         Dental Insurance                                                1,974.40
         Health Insurance                                               12,054.24
         Insurance - Other                                              10,881.12
                                                                        ---------
    Total Insurance                                                                      24,909.76

    Licenses and Permits                                                                  2,364.78
    Miscellaneous                                                                        21,297.34
    Office Supplies                                                                         284.08
    Payroll Expenses                                                                    226,199.17
    Postage and Delivery                                                                    343.13
    Printing and Reproduction                                                               776.09
    Professional Fees
         Accounting                                                      2,125.00
         Legal Fees                                                      8,407.80
         Public Relations                                               17,347.57
                                                                        ---------
    Total Professional Fees                                                              27,880.37

    Rent                                                                                 35,451.28
    Taxes                                                                                 3,519.06
    Telephone
         Internet Access                                                 4,500.00
         Telephone - Other                                              10,100.92
    Total Telephone                                                                      14,600.92

    Travel & Ent
         Meals                                                              14.56
         Travel & Ent - Other                                           14,507.09
                                                                        ---------
    Total Travel & Ent                                                                   14,521.65

    Utilities
         Gas and Electric                                                1,410.07
                                                                        ---------

                                                                                        ----------
    Total Utilities                                                                       1,410.07
                                                                                        ----------
    Total Expense                                                                       503,559.14
                                                                                        ----------
    Net Ordinary Income                                                                  32,542.55
                                                                                        ----------

    Other Income/Expense
         Other Income
             Interest Income                                                                 24.59
                                                                                        ----------
         Total Other Income                                                                  24.59
                                                                                        ----------
    Net Other Income                                                                         24.59
                                                                                        ----------

Net Income                                                                               32,567.14
                                                                                        ==========

                             DEMING SOFTWARE, INC.

                                 BALANCE SHEET
                             AS OF NOVEMBER 5, 1996


                                                                                       November 5, 1996
                                                                                       ----------------
ASSETS
    Current Assets
         Checking/Savings
             Business Checking                                                             37,107.18
             Personal Checking                                                                153.22
                                                                                          ----------
         Total Checking/Savings                                                            37,260.40

    Other Current Assets
         Prepaid Royalties                                                                 15,000.00
         Software Maintenance                                                               5,000.00
                                                                                          ----------
         Total Other Current Assets                                                        20,000.00

    Total Current Assets                                                                   57,260.40

    Fixed Assets
         Equipment                                                                         72,617.26
         Fixed Assets                                                                       1,077.48
         Investment                                                                         7,995.00
                                                                                          ----------
    Total Fixed Assets                                                                     81,689.74

    Other Assets
         Deposit                                                                            3,000.00
         Organization Costs                                                                   295.00
                                                                                          ----------
    Total Other Assets                                                                      3,295.00

TOTAL ASSETS                                                                              142,245.14
                                                                                          ==========


LIABILITIES & EQUITY
    Liabilities
         Current Liabilities
             Other Current Liabilities
                 Shareholder Loans                                                            100.00
                                                                                          ----------
             Total Other Current Liabilities                                                  100.00
                                                                                          ----------
         Total Current Liabilities                                                            100.00

         Long Term Liabilities
             Loan Payable                                                                  75,000.00
                                                                                          ----------
         Total Long Term Liabilities                                                       75,000.00
                                                                                          ----------
    Total Liabilities                                                                      75,100.00

    Equity
         Net Income                                                                        67,145.14
                                                                                          ----------
    Total Equity                                                                           67,145.14

TOTAL LIABILITIES & EQUITY                                                                142,245.14
                                                                                          ==========

                             DEMING SOFTWARE, INC.

Notes to financial statements (11/5/96):

1. All amounts are preliminary, and none have been reviewed by our accountants.

2. No categorization of expenses reported here has been reviewed by our accountants.

3. All numbers here are on a cash basis, not an accrual basis. Also, there are several cashless transactions and future commitments that are not represented here.

    # There is an outstanding payable to RSA Data Security for roughly $35,000 for trade show participation. This payment has been deferred to November 30, 1996. We also have a commitment to RSA Place at Fall COMDEX, which is an additional $10,000 due in January of 1997. We also have a commitment to legal consulting services (crypto distribution and export) that will total an additional $4,000.

    # On May 9th, 1996, the company received promissory notes from Mr. Pratt, Mr. Ramsdell and Mr. Craswell in the amount of $1,000 each as payment for their shares in the company.

    # Based on the contemplated redemption plan, Mr. Dickinson will hold a promissory note issued by the company in the amount of $120,000.

    # There is still $100,000 of income to be earned and recognized under the FTP Software license agreement. $50,000 is based on our delivery of a final version of the Secure Messenger Toolkit (with requested API's) and $50,000 is due upon initial external release (including any public test release) by FTP Software of any product that uses the toolkit.

    # Excise tax returns are currently being prepared for August and September, and should total between $5,000 and $10,000.

    # There are very probably employee expenses that have not yet been submitted on expense reports. This amount should be less than $5,000 (as expense reports are submitted regularly and there have been no long-term deferrals of expense reimbursements).


4. Our payroll for the month of October will be processed on November 6th and distributed on November 7th at a total expense of approximately $35,000.

5. All current employees of Deming were employed as independent contractors from December 12, 1995 to April 30, 1996. $126,624.98 was paid over that period, and is classified as "Contractor Services" on our income statement. The company will be required to issue 1099 income statements at year end for tax purposes.

                 Exhibit 3.0: Worldtalk Schedule of Exceptions

                                  Exhibit 3.0

                             SCHEDULE OF EXCEPTIONS

              WORLDTALK COMMUNICATIONS CORPORATION (THE "COMPANY")


Any disclosures made under the heading of one section of this Schedule may apply to and/or qualify disclosures made under one or more other sections. Unless otherwise defined, any capitalized terms in this Schedule shall have the same meanings assigned to such terms in the Agreement and Plan of Reorganization entered into as of November 9, 1996 by and among Worldtalk Communications Corporation, the Deming Software, Inc. ("Deming") and Deming's shareholders. Nothing in this Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company's interests.



Section 3.3 1. Consent of General Bank to enter this Agreement is required by the Company.

                   2. Consent of certain of the Company's shareholders is required to amend the Third Amended and Restated Registration Rights Agreement to add the Deming shareholders as parties entitled to piggyback registration rights.

                    Exhibit 8.4: Opinion of Deming's Counsel

                     [FOSTER PEPPER & SHEFELMAN LETTERHEAD]


                               November 12, 1996


Worldtalk Communications Corporation
5155 Old Ironsides Drive
Santa Clara, California  95054

         Re: Agreement and Plan of Reorganization between Worldtalk Communications Corporation ("Worldtalk") and Deming Software, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Deming Software, Inc., a Washington corporation ("Deming"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization dated November 9, 1996 between Worldtalk Communications Corporation and Deming (the "Agreement"). This opinion is provided pursuant to Section 8.4 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

                                       I.

         In connection with this opinion, we have examined the Agreement (including the Exhibits and Schedules thereto), the Deming Ancillary Documents (as defined below), including without limitation the Shareholders' Agreement dated November 12, 1996 among Worldtalk, Deming and the Deming Shareholders (the "Shareholders' Agreement"), and the Employment Agreements between Worldtalk and each of the Deming Shareholders (the "Employment Agreements"), and such other agreements, instruments, certificates, documents and records of Deming and Newco as we have deemed necessary for purposes of this opinion.

         As to certain questions of fact material to the following opinions, we have relied upon certificates of public officials and upon representations of officers of Deming, without independently verifying the accuracy of such representations.

         Where we render an opinion "to our knowledge," our opinion is based solely upon (i) the conscious awareness of facts or other information, after reasonable investigation, by the attorneys within the firm who have had active involvement in representing Deming, provided that reasonable investigation shall not include a canvass of all lawyers in the firm or a search of all the firm's files, and (ii) written certifications of officers of Deming.

Worldtalk Communications Corporation
November 12, 1996
Page 2


                                      II.

         In connection with the opinions expressed in this letter, we have made the following assumptions, without making any inquiry into the reasonableness or validity thereof:

         (a) The genuineness of all signatures, authenticity of all documents provided to us as originals, and the conformity of the authentic original documents to all documents provided to us as certified, conformed or photostatic copies or as drafts.

         (b) The legal capacity of all individuals executing documents in their individual capacity or on behalf of the parties to the Agreement.

         (c) All parties to the Agreement and the Deming Ancillary Agreements (as defined below) other than Deming and Worldtalk Merger Corp., a Washington corporation ("Newco"), have all requisite power and authority and have taken all necessary action to execute and deliver such agreements and to effect the transactions contemplated thereby.

         (d) The Agreements and the Deming Ancillary Agreements constitute the valid and binding obligations of, and are enforceable against, each of the parties thereto other than Deming and the Deming Shareholders.

                                      III.

         Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

         1. Deming is a corporation duly organized and validly existing under the laws of the state of Washington. Deming has the requisite corporate power and authority to execute and enter into the Agreement, and all agreements and instruments to which Deming is a party or which Deming has executed pursuant to the Agreement (the "Deming Ancillary Agreements") and to perform its obligations thereunder. Deming has the requisite corporate power and authority to own and operate its properties and assets and carry on its business as currently conducted.

         2. To our knowledge, Deming does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity, except as disclosed on the Schedule of Exceptions attached to the Agreement.

         3. Deming is qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on its present or expected operations or financial condition.

Worldtalk Communications Corporation
November 12, 1996
Page 3



         4. The Agreement of Merger has been duly adopted by all necessary corporate action on the part of Deming. The execution, delivery and performance of the Agreement and each of the Deming Ancillary Agreements by Deming has been duly authorized by all requisite corporate action of Deming. The Agreement and each of the Deming Ancillary Agreements has been duly executed and delivered on behalf of Deming and the Deming Shareholders.

         5. The Shareholders Agreement and the Employment Agreements constitute the valid and binding obligations of Deming and the Deming Shareholders who are party thereto, enforceable against Deming and such Deming Shareholders in accordance with their terms; provided that we render no opinion as to the enforceability of the Non-Competition provision set forth in
Section 1 of the Shareholders' Agreement to the extent such enforceability is based upon the reasonableness of the provision as to scope, duration or geographical extent of the activities restricted. We advise you further that as a general rule, if a Washington court were to determine, in an action brought to enforce the Non-Competition Provisions against the Deming Shareholders, that any provision thereof was unreasonable, the court would not hold that such provision was unenforceable in its entirety, but instead would construe such provision to contain only such terms as the court determined were reasonable under the circumstances and would enforce such provision to such extent. The Agreement and each of the Deming Ancillary Agreements (other than the Shareholders Agreement) constitutes the valid and binding obligation of Deming and each of the Deming Shareholders, enforceable against Deming and each of the Deming Shareholders in accordance with its terms.

         6. Newco is a corporation duly incorporated and validly existing under the laws of the state of Washington. Newco has the requisite corporate power and authority to execute and enter into the all agreements and instruments to which Newco is a party or which Newco has executed pursuant to the Agreement (the "Newco Instruments") and to perform its obligations thereunder.

         7. The Agreement of Merger has been duly adopted by all necessary corporate action on the part of Newco. The execution, delivery and performance of the Newco Instruments has been duly authorized by all requisite corporate action of Newco.

         8. The execution, delivery and performance of the Agreement and the Deming Ancillary Agreements by Deming do not conflict with or violate any federal or state law, rule or regulation, or any provision of the Articles of Incorporation or bylaws of Deming, or to our knowledge, any judgment, order or decree of any court or arbitrator to which Deming is a party or is subject. To our knowledge, except as disclosed on the Schedules of Exceptions attached to the Agreement, the consummation of the merger contemplated by the Agreement (the "Merger") will not require the consent of any third party.

         9. The authorized capital stock of Deming consists of 26,000,000 shares of Common Stock, $0.0001 par value, of which 495,000 shares are issued and outstanding immediately

Worldtalk Communications Corporation
November 12, 1996
Page 4



before the Merger, and 24,000,000 shares of Preferred Stock, $0.0001 par value, none of which are issued and outstanding. All issued and outstanding shares of Deming capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been offered, issued, sold and delivered by Deming in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws and, to our knowledge, are not subject to any right of rescission. To our knowledge, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Deming of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Deming's capital stock. To our knowledge, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Deming's outstanding shares of capital stock.

         10. To our knowledge, there is no suit, action or proceeding against Deming now pending before any court or administrative agency, nor, to our knowledge, is there any suit, action or proceeding overtly threatened in writing against Deming, which if determined adversely to Deming would, either individually or in the aggregate, result in any material adverse change in the business, prospects, financial condition or assets of Deming or in any material liability of Deming.


         11. No filing, authorization or approval, governmental or otherwise, is necessary to enable Deming to enter into, and to perform its obligations under, the Agreement and the Deming Ancillary Agreements, except for (a) the filing of the Agreement of Merger with the Washington Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Deming is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws. Upon the filing of the Agreement and Plan of Merger with the Secretary of State of the State of Washington, the Merger will be effective under Washington law.

                                      IV.

         In addition to the qualifications, assumptions and other limitations set forth above, and without limiting the effect of such qualifications, assumptions and other limitations, our opinion is further qualified as follows:

         (a) Enforcement of remedies may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles (whether such enforcement is considered in a proceeding in equity or at law). Without limiting the foregoing, we express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief.

Worldtalk Communications Corporation
November 12, 1996
Page 5



         (b) The courts of the state of Washington will consider extrinsic evidence of circumstances surrounding the making of the Agreement and the Ancillary Agreements to ascertain the intent of the parties in using the language employed in such agreements, regardless of whether or not the language used in such agreements is plain and unambiguous on its face, and may incorporate additional or supplementary terms into such agreements.

         (c) We call to your attention that, under Washington law, where a provision of a contract permits one party to the contract to recover attorneys' fees, such provision will be construed to permit the prevailing party in any action to enforce the contract to recover its reasonable attorneys' fees.

         (d) With respect to the second sentence of paragraph 5, we have assumed that the Agreement and each of the Deming Ancillary Agreements (other than the Shareholders Agreement and the Employment Agreements) are governed by the internal laws of the State of Washington, and we render no opinion regarding the enforceability of the choice of law provisions of such agreements.

         (e) With respect to paragraph 7, we have assumed that the officers of Worldtalk who have executed instruments on behalf of Worldtalk in its capacity as the sole shareholder of Newco, or in their individual capacities as Directors of Newco, are thereunto duly authorized by Worldtalk.

                                       V.

         The opinions expressed in this letter are solely with respect to the federal laws of the United States and the laws of the state of Washington.

         The foregoing opinion is being delivered solely to you in connection with the execution and delivery of the Agreement and may not be relied on by you for any other purpose or by any other person for any purpose without our written consent.

                                        Very truly yours,

                                        FOSTER PEPPER & SHEFELMAN